Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

(Form Type)

Connexa Sports Technologies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Securities to Be Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation Rule		Amount to Be Registered(1)	Proposed Maximum Offering Price (2)	Proposed Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee

Equity	Warrants to purchase shares of Common Stock, par value $0.001 per share (Common Stock)(4)	457	(g)	4,519,714	$0.77	$3,480,179.78	$0.00014760		$513.67
Equity	Warrants to purchase shares of Common Stock(5)	457	(g)	452,489	$0.77	$348,416.53	$0.00014760		$51.43
Equity	Warrants to purchase shares of Common Stock	457	(g)	169,196	$0.77	$130,280.92	$0.00014760		$19.23
Equity	Common Stock of the Sapir Selling Stockholder(7)	457	(o)	224,472	$0.77	$172,843.44	$0.00014760		$25.51
Total Offering Amounts						$4,131,720.67	$0.00014760		$609.84
Total Fees Previously Paid						—	—	$
Total Fee Offsets						—	—		—
Net Fee Due						$—	—		$609.84

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of additional shares of Common Stock as may from time to time be issued after the date hereof as a result of stock splits, stock dividends, recapitalizations or other similar transactions.
(2)	In accordance with Rule 457(c) under the Securities Act, the aggregate offering price for the shares to be sold by the selling stockholders is calculated based on a price of $0.77, the closing price reported on The Nasdaq Stock Market for November 2, 2023.
(3)	Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price of the securities registered hereunder to be sold by the registrant.
(4)	These warrants are referred to in the Registration Statement as the 5-Year Warrants and the 7.5-Year Warrants, and were originally issued by the Company on September 8, 2022.
(5)	These warrants are referred to in the Registration Statement as the January Warrants, and were originally issued by the Company on January 6, 2023.
(6)	These warrants are referred to in the Registration Statement as the Common Warrants, and were originally issued by the Company on October 11, 2023.
(7)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.